UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2016

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan		48674
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (989) 636-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 16, 2016, The Dow Chemical Company (the “Company”) sent a Notice of Conversion at the Option of the Company (the “Notice”), a copy of which is attached hereto as Exhibit 99.2, to all holders of record of its Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). Pursuant to the Notice, all outstanding shares of Series A Preferred Stock will be converted into shares of common stock, par value $2.50 per share, of the Company (“Common Stock”). The effective date of the conversion at the option of the Company will be December 30, 2016 (the “Conversion Date”).

On December 15, 2016, the trading price of the Common Stock closed at $58.35, marking the 20th trading day in the previous 30 trading days that the Common Stock closed above $53.72, triggering the right of the Company to exercise its conversion right in accordance with the Certificate of Designations of the Series A Preferred Stock.

On the Conversion Date, holders of Series A Preferred Stock will be entitled to receive 24.2010 shares of Common Stock for each share of Series A Preferred Stock, reflecting an approximate conversion price of $41.32 per share based on the initial issuance price of $1,000 per share of Series A Preferred Stock. There are currently 4,000,000 shares of Series A Preferred Stock outstanding, and therefore a total of 96,804,000 shares of Common Stock will be issued upon conversion of the Series A Preferred Stock.

As the Conversion Date will fall after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the Company will pay the accrued dividend as provided in Section 4.4(b) of the Investment Agreement. The accrued dividend will be paid on the Conversion Date instead of the scheduled Dividend Payment Date. However, since 90 days will have elapsed since the payment of the last quarterly dividend, a full quarterly dividend payment will be made on the Conversion Date.

From and after the Conversion Date, no shares of Series A Preferred Stock will be issued or outstanding and all rights of the holders of the Series A Preferred Stock will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Series A Preferred Stock, as described above.

The shares of Common Stock are being issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the Company and existing security holders where no commission or other remuneration is paid or given directly or indirectly by the Company for soliciting such exchange.

Item 8.01	Other Events

On December 15, 2016, the Company issued a press release, attached as Exhibit 99.1 and incorporated herein by reference, announcing its intent to send a Notice of Conversion at the Option of the Company as discussed in Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Report.

Exhibit Number	Description

99.1	Press Release issued by The Dow Chemical Company on December 15, 2016.

99.2	Notice of Conversion at the Option of the Company to holders of the Cumulative Convertible Perpetual Preferred Stock, Series A, dated December 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY (Registrant)

Date: December 16, 2016	/s/ Amy E. Wilson
Amy E. Wilson
Corporate Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by The Dow Chemical Company on December 15, 2016.

99.2	Notice of Conversion at the Option of the Company to holders of the Cumulative Convertible Perpetual Preferred Stock, Series A, dated December 16, 2016.